UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22563	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 21, 2017, SG Blocks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC, as underwriter (the “Underwriter”) in connection with a public offering (the “Offering”) of the Company’s common stock, par value $0.01 (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell an aggregate of 1,500,000 shares of Common Stock (the “Shares”). The Shares were sold to the Underwriter at the public offering price of $5.00 per Share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 45-day over-allotment option (the “Option”) to purchase up to an additional 225,000 shares of Common Stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering was made pursuant to the Registration Statement on Form S-1 (File. No. 333-215922) (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 6, 2017 and declared effective by the SEC on June 21, 2017.

The net proceeds from the Offering, after deducting the underwriting discounts and estimated Offering expenses, were approximately $6.8 million.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Underwriting Agreement, which was previously filed as Exhibit 1.1 to the Registration Statement.

Representative’s Warrant

Pursuant to the Underwriting Agreement, the Company issued to the Underwriter a warrant (the “Representative’s Warrant”) for the purchase of 75,000 shares of Common Stock at an exercise price of $6.25 per share.

The foregoing description of the Representative’s Warrant does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Representative’s Warrant, which is attached as Exhibit 4.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Preferred Stock

Effective June 21, 2017, in connection with the Offering, the Company issued a total of 1,801,670 shares of Common Stock, on a post-reverse stock split basis, upon conversion of all of the outstanding Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock was previously issued in connection with the Company’s Plan of Reorganization as part of its voluntary petition for bankruptcy. The disclosure set forth in Item 3.02 in the Company’s Current Report on Form 8-K, filed on July 7, 2016, is incorporated herein by reference.

Debentures

On each of June 30, 2016, and November 17, 2016, the Company entered into a Securities Purchase Agreement with Hillair Capital Investments L.P. (“HCI”), pursuant to which the Company sold 12% Original Issue Discount Senior Secured Convertible Debentures (individually, the “June OID” and “November OID” and collectively, the “OIDs”) to HCI, for a principal amount of $2,500,000 and $937,500, respectively. The OIDs were convertible into shares of common stock, at a ratio of 1 share for every $3.75 of debt, on a post-reverse stock split basis, at HCI’s option. Each of the OIDs was originally issued pursuant to an exemption from registration by virtue of Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective June 21, 2017, in connection with the Offering, the Company issued a total of 516,667 shares of Common Stock, on a post-reverse stock split basis, upon conversion of an aggregate amount of $1,937,500 of the OIDs.

Item 8.01	Other Events.

On June 21, 2017, the Company issued a press release announcing the Offering and that its Common Stock had been approved to trade on the Nasdaq Capital Market under the symbol “SGBX” beginning on June 22, 2017. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

On June 27, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

4.1	Form of Warrant to Purchase Common Stock.
99.1	Press Release, dated June 21, 2017.
99.2	Press Release, dated June 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2017

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
4.1	Form of Warrant to Purchase Common Stock.
99.1	Press Release, dated June 21, 2017.
99.2	Press Release, dated June 27, 2017.

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